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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-209778

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities offered hereby has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement together with the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 25, 2016

Preliminary prospectus supplement
(To prospectus dated May 5, 2016)

            Shares

OvaScience, Inc.

Common stock

        We are offering                        shares of our common stock.

        Our common stock is listed on The NASDAQ Global Market under the symbol "OVAS." The last reported sale price of our common stock on The NASDAQ Global Market on May 24, 2016 was $9.14 per share.

        Investing in our common stock involves a high degree of risk. See "Risk factors" beginning on page S-18 of this prospectus supplement, as well as those contained in the accompanying prospectus and the documents incorporated herein and therein.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discounts	$	$

Proceeds, before expenses, to us	$	$

        We have granted the underwriters the right to purchase up to an additional            shares of our common stock at the public offering price less the underwriting discounts and commissions. The underwriters can exercise this right at any time within 30 days after the date of this prospectus supplement.

        Longwood Fund III L.P., or Longwood Fund, an entity affiliated with Richard Aldrich, one of our directors, and Michelle Dipp, M.D., our executive chair and chief executive officer, has indicated an interest in purchasing up to an aggregate of approximately $5 million in shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less, or no shares to Longwood Fund, and Longwood Fund could determine to purchase more, less, or no shares in this offering.

        The underwriters expect to deliver the shares of common stock to investors on or about June    , 2016

Leerink Partners

H.C. Wainwright & Co.

        Neither we nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

About this prospectus supplement

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where you can find more information" and "Incorporation of documents by reference" in this prospectus supplement and in the accompanying prospectus.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

Prospectus supplement summary

        This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the "Risk factors" section of this prospectus supplement beginning on page S-18 and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

Overview

        OvaScience is a global fertility company focused on the discovery, development and commercialization of new fertility treatment options for women. The current standard of treatment for infertility is in vitro fertilization, or IVF. IVF, however, fails approximately 70% of the time. The discovery of egg precursor, or EggPCSM cells, which are immature egg cells found in the protective outer layer of a woman's own ovaries, countered a long-held medical belief that women are born with a set number of eggs, and this discovery enabled our new fertility treatment options. Our portfolio of fertility treatment options uses our patented technology, including proprietary methods to identify and isolate EggPC cells from a patient's own ovarian tissue.

        More women around the world are waiting until later in life to start families and are in need of new fertility treatment options. Fertility decreases with age, and approximately 72 million women worldwide have been diagnosed with infertility. The main cause of age related infertility is poor egg health, which is linked to a reduction in the number of functioning mitochondria. Other causes of poor egg health relating to mitochondria deficiency include Type 2 diabetes. Accordingly, approximately 40 million women throughout the world seek treatment options for infertility and up to 800,000 women per year undergo some form of IVF treatment. According to a 2014 report from Allied Market Research, the global IVF market in 2012 was valued at $9.3 billion, and projected to grow to $21.6 billion by 2020. Based on this, we estimate that our fertility treatments could address a growing global $2 to $3 billion market opportunity.

        Our first commercial treatment, the AUGMENTSM treatment, is specifically designed to improve egg health by supplementing a mitochondrial deficiency which may, in turn, offer the potential for enhanced IVF success rates. With the AUGMENT treatment, energy-producing mitochondria from a woman's own EggPC cells are added to the woman's mature eggs during the IVF process to supplement the existing mitochondria. The AUGMENT treatment has been introduced in our partner IVF clinics outside of the United States, which we refer to as our partner clinics. We plan to expand the network of clinics and clinicians offering the AUGMENT treatment, focusing our efforts initially in Canada and Japan. The AUGMENT treatment is not currently available in the United States.

        Last year, the AUGMENT treatment was offered in two clinics in Canada. In 2016, we entered into agreements with two additional partner clinics in Canada, for a total of four partner clinics, who will be offering the AUGMENT treatment. Further, enrollment of the non-commercial preceptorship training program at IVF Japan is complete. In May 2016, we entered into a letter of intent with IVF Japan, and are in the process of negotiating a final commercial agreement. The letter of intent enables IVF Japan to treat commercial patients on the same pricing terms set forth in the letter of intent while we are negotiating the final commercial agreement. IVF Japan has started treating a small number of commercial patients under such pricing terms. We plan to continue to build the infrastructure to support our potential commercialization in Japan while we negotiate the commercial agreement with IVF Japan. There can be no assurance that we will successfully complete negotiation of a commercial agreement in Japan or that IVF Japan will continue to offer the treatment to patients.

        The following table sets forth certain of our estimates relating to the annual IVF volume at current and potential near term partner clinics in Canada and Japan.

Clinics	Province/City	# of Locations	Annual IVF Cycle Volume*
Canadian Clinics
Current Clinic Networks(4)	Ontario	7	~5,000
Additional agreements expected in 2016	Quebec, British Columbia and Alberta	TBD	3,000 - 5,000
	Canada Total	7+	8,000 - 10,000
Japanese Clinics
Current Clinic Network—Preceptorship(1)	Osaka	3	~10,000
	Total	10+	18,000 - 20,000

*
All cycle data are estimates and are based on conversations with clinics; no public clinic data is available.

        There can be no assurance that we will enter into the expected additional agreements in Canada in 2016, that any new clinical partners will have the cycle volume that we anticipate or that our partner clinics will continue to provide the AUGMENT treatment to patients.

        We have introduced the AUGMENT treatment in clinics in different countries outside of the United States through non-commercial preceptorship training programs that transition to commercial operations as well as in studies conducted by partner clinics. In some cases, we and our partner clinics have had discussions with local regulatory bodies, such as the Ministry of Health and La Comisión Nacional de Reproducción Humana Asistida, or CNRHA in Spain, and the Ministry of Health and Japan Society of Obstetrics and Gynecology (JSOG), prior to introducing the AUGMENT treatment. In connection with the recent approval of the AUGMENT treatment by JSOG in Japan, we plan to build the infrastructure to support expansion there. Japan is one of the largest IVF markets in the world. We are also working with the IVI Group, the largest IVF clinic network in the world, to obtain prospective patient experience data in a pilot study in Valencia, Spain and we plan to work with other partner clinics on additional studies of the AUGMENT treatment. In the first quarter of 2016, the IVI Group continued enrollment of patients under the age of 43 and with a history of at least one previous cycle of IVF with embryo transfer and no pregnancy due to low embryo quality in its controlled, double-blind, prospective and randomized egg allocation study of the AUGMENT treatment. This adaptive study, which compares standard IVF to the AUGMENT treatment, allows for an interim analysis after completion and evaluation of data from 60 patients. At that point, based on the interim results, we may continue the study, adapt the study or cease enrolling new patients, which could occur as a result of positive or negative interim results. Absent any modification or cessation of the study, following completion of the interim analysis we expect that up to an additional 130 patients would be enrolled for a total of up to 190 patients in the study. We expect that final data from this study will be announced in the second half of 2017.

        The OvaPrimeSM treatment is a potential fertility treatment that could enable a woman to increase her egg reserve. Approximately 25% of women who start an IVF cycle fail to produce a sufficient number of eggs, or the eggs are too immature. The OvaPrime treatment is designed to replenish a woman's egg reserve by transferring a patient's EggPC cells from the protective ovarian lining back into the patient's own ovaries where they may mature into fertilizable eggs during the IVF process. We reported large animal toxicology and small animal proof-of-concept studies relating to the OvaPrime treatment in 2014. In December 2015, we commenced a clinical study with the OvaPrime treatment in an international region outside the United States to gain insight into the clinical efficacy and feasibility of the treatment. The study is designed to look at hormone level changes, including FSH and AMH, and follicular development, as evaluated by ultrasound. We plan to provide an update on the path forward for OvaPrime by the end of 2016.

        The OvaTureSM treatment is a potential next-generation fertility treatment that could help a woman produce healthy, young, fertilizable eggs without the need for hormone injections. The OvaTure treatment seeks to mature a woman's own EggPC cells into eggs outside her body. This potential treatment may be an option for women with compromised eggs, who are unable to make eggs, or who may be unwilling or unable to undergo hormone hyperstimulation. We established human preclinical proof-of-concept and continue to optimize the maturation process by demonstrating that human EggPC cells can be matured into eggs outside of the body. The aim is to characterize EggPC cells and mature them into oocytes to determine their ability to mature into fertilizable eggs. We are continuing development of the OvaTure procedure with a goal of further understanding and defining the clinical path forward in 2016. We are seeking permission from regulatory authorities outside the United States for certain steps necessary to complete testing of EggPC-derived eggs.

The AUGMENT treatment

        We have introduced the AUGMENT treatment in select international IVF clinics and we anticipate that we will introduce the AUGMENT treatment into new international regions. The AUGMENT treatment is not available in the United States.

        An AUGMENT treatment cycle begins upon our receipt of the patient's ovarian tissue after biopsy, which is obtained through a biopsy performed by the patient's doctor prior to hormone stimulation. Our proprietary process identifies and isolates the patient's own EggPC cells, and then the patient's own mitochondria from these EggPC cells are isolated. The patient's own mitochondria are then injected into her egg at the time of intracytoplasmic sperm injection, or ICSI. We expect to receive payment before processing tissue and defer revenue until we deliver the mitochondria to the clinic, which is timed with the patient's standard IVF cycle and can stretch from 30 to 120 days or more. Within certain of our programs, revenue recognition may be further deferred. In the future, however, as we change our operational model and introduce further efficiencies, we anticipate that we will be able to recognize revenue on a shorter time frame.

        We have established our international headquarters in the United Kingdom to coordinate our international commercial efforts. We plan to focus our initial efforts on the regions of Canada and Japan. Within these regions we plan to target customers that combine elements of the following key criteria:

  •
  High quality patient clinical care

  •
  High volume IVF clinics

  •
  High quality IVF labs

  •
  Out-of-pocket pay and high average cost per cycle

  •
  Potential for reimbursement by healthcare providers

  •
  Donor egg restrictions

        We continue to explore the optimal business model for the AUGMENT treatment based on our initial commercial experience. We plan to:

  •
  pursue broader use, including first line treatment for various egg health and male factor indications;

  •
  review the optimal manufacturing model(s) in certain regions, while continuing to utilize onsite manufacturing, to handle demand resulting from expanded indications, ongoing publication of patient experience and broad geographic expansion; and

  •
  continue to optimize commercial operations and logistics.

Clinical experience with the AUGMENT treatment

        To date, 30 babies have been born using the AUGMENT treatment, and in total more than 270 women have gone through or are currently in treatment.

        We first introduced the AUGMENT treatment in select partner IVF clinics outside of the United States in 2014 and thus our patient experience with this treatment is limited. Some of the physicians with whom we work at our partner IVF clinics have presented data about their own experiences with the AUGMENT treatment in their clinics. We believe this data is encouraging and gives us reason to believe that the AUGMENT treatment offers a potential new treatment option for women undergoing an IVF procedure, in particular women who have failed to become pregnant using traditional IVF techniques or who otherwise have poor prognoses due to poor egg health or embryo health due to age or other causes. In some cases, data has been presented at scientific conferences and, in some cases, has been published in a peer-review journal.

        However, it should be noted that none of these observations were made as part of a controlled clinical trial, nor were patients treated under a regulator-approved clinical trial protocol. Controlled clinical trials are often designed and conducted to evaluate the safety and efficacy of a new therapy, and are typically designed to take into account variables such as patient age, physiological condition and other factors and to compare results observed using the study therapy versus results observed using either active or placebo controls. In contrast, the AUGMENT observations presented to date represent patient experiences at a small number of clinics and from a small number of patients with different diagnoses, ages and prior IVF histories. Accordingly, caution should be applied in interpreting and relying on these prior results. For example, in some of these clinical experiences it was observed that the AUGMENT treatment appeared to result in pregnancy rates for certain cohorts of patients that were higher than pregnancy rates achieved by these same patients in prior IVF cycles using traditional IVF techniques. In certain cohorts of patients that underwent an egg allocation study, eggs subjected to an AUGMENT procedure were more likely to result in a pregnancy versus eggs subjected to a traditional IVF technique. However, because these observations were not made as part of a controlled clinical trial with pre-defined success criteria or with a sufficient sample size, caution should be applied in interpreting these results, and these results may not be indicative of future results we experience in our partner IVF clinics, or in future clinical studies.

Canada and UAE clinical experiences

        In August 2015, the peer-reviewed, Journal of Fertilization: In Vitro—IVF-Worldwide Reproductive Medicine, Genetic & Stem Cell Biology, reported clinical results based on observations of an aggregate of 93 patients managed in AUGMENT treatment centers in Canada (TCART; 34 patients) and the United Arab Emirates, or UAE (FAKIH IVF; 59 patients). The patient experiences were reported by Michael Fakih, M.D., Co-Founder and Medical Director of Fakih IVF, and Robert F. Casper, M.D., F.R.C.S.(C), Medical Director of TCART Fertility Partners (now TRIO Fertility) in Canada. Drs. Fakih and Casper have used the AUGMENT treatment in clinical practice since 2014, each initially focused on poor prognostic women with histories of failed IVF cycles.

        The article reported that the AUGMENT treatment was used in a population of difficult-to-treat patients with a poor prognosis for success with standard IVF where the next potential step was seeking a donor egg. The following tables set forth patient characteristics and results across the select AUGMENT treatment centers:

PRIOR TO AUGMENT TREATMENT
	TCART	FAKIH IVF
PATIENT HISTORY
Number of patients	34	59
Average current age	36.0 (Range: 26 - 44)	37.3 (Range: 20 - 48)
Background/Diagnoses	Poor oocyte and embryo quality with one of the following diagnoses: Diminished Ovarian Reserve, Ovulatory Dysfunction, Polycystic Ovarian Syndrome, Tubal Factor, Endometriosis, Unexplained	Poor oocyte and embryo quality: Diminished Ovarian Reserve, Ovulatory Dysfunction, Severe Male Factor
PRIOR IVF HISTORY
Total previous IVF cycles initiated	71	257
Average cycles per patient	2 (Range: 1 - 5)	4.3 (Range: 1 - 16)
Total previous embryo transfers	79	Unknown due to international patient base
Historical clinical pregnancy rate:
Per cycle initiated	8/71 (11)%	9/257 (4)%
Per embryo transfer	8/79 (10)%
Historical live birth rate:
Per cycle initiated	1/71 (1.4)%	4/257 (2)%
Per embryo transfer	1/79 (1.3)%

	WITH THE AUGMENT TREATMENT
	TCART	FAKIH IVF
Total AUGMENT cycles initiated	34	60
Average cycles per patient	1	1
Total embryo transfers	26	34
Clinical pregnancy rate:
Per cycle initiated	12/34 (35)%	13/60 (22)%
Per embryo transfer	12/26 (46)%	13/34 (38)%
Ongoing clinical pregnancy and live birth rate:
Per cycle initiated	9/34 (26)%*	11/60 (18)%**
Per embryo transfer	9/26 (35)%*	11/34 (32)%**

*
includes 1 live birth
**
includes 2 live births (two sets of twins)

Note: All on-going clinical pregnancies reported were continuously on-going pregnancies at the time the publication was submitted.

        Additionally, the article presented results of a Fakih IVF retrospective analysis of the eggs in a sub-set of 25 women with a poor prognosis for IVF success and no prior live births following the failure of an average of four IVF cycles. Eggs from the same woman were prospectively allocated to two treatment groups: one group of eggs received the AUGMENT treatment during the ICSI step of IVF and the other group of eggs received only ICSI during IVF (ICSI-Only Treatment), as identified in the tables below. With certain patients who produce an unequal number of eggs, their eggs were not allocated evenly. In addition, embryologists were not blinded to the treatment groups and embryo transfer was limited to the treatment group with the highest quality embryo(s) as determined by euploidy and morphokinetics. A retrospective analysis of the 25 intent-to-treat (ITT) patients was performed to compare the results of the AUGMENT treatment to IVF. Statistically significant higher rates of embryo selection (based on morphogenetic analysis) and embryo transfers were observed among the AUGMENT-treated group of eggs compared to the ICSI-only treated group of eggs. Further, the AUGMENT-treated eggs had statistically significant higher pregnancy rates, including ongoing clinical pregnancy rates.

Embryo assessment* and embryo transfer by treatment groups based on morphogenetic criteria
Embryo Transfer	ICSI-Only Treatment	AUGMENT Treatment
+	2	14
–	23**	11**
Total	2 of 25	14 of 25

*
Based on Society for Assisted Reproductive Technology (SART) Criteria
**
In nine patients embryos from both treatment groups failed to meet the morphogenetic criteria for embryo transfer.

 Increased Pregnancy Rates with the AUGMENT treatment

*
The conventional method for measuring the statistical significance of a result is known as the "p-value," which represents the probability that random chance caused the result (e.g., a p-value = 0.001 means that there is a 0.1% or less probability that the difference between the control group and the treatment group is purely due to random chance). A p-value <= 0.05 is a commonly used criterion for statistical significance.

        In March 2016, at the 2016 Society for Reproductive Investigation (SRI) conference, Robert F. Casper, M.D., F.R.C.S.(C) provided an update on AUGMENT patient experiences for 48 patients (inclusive of the 34 patients identified above) in AUGMENT treatment centers in Canada, and presented the results in two age categories based on whether the patient was under forty years old. The results of this study showed that patients under the age of 40 had better clinical pregnancy rates and live birth rates than those patients over the age of 40, as set forth below.

Metric	Under 40 Years Old	40 Years Old and Over
Number of patients	26	22
Average current age	35	42.4
Previous IVF cycles	51	72
Total AUGMENT cycles initiated	26	22
Total embryo transfers (fresh and frozen)	18 fresh + 18 frozen*	15 fresh + 13 frozen
Ongoing pregnancy per fresh embryo transfer	3/18 (17%)	0/15 (0%) (3 miscarriages)
Ongoing pregnancy per frozen embryo transfer	11/18 (61%)	1/13 (7.6%) (2 miscarriages)
Ongoing clinical pregnancy and live birth rate:
Per cycle initiated	14/26 (54%) (includes 10 live births)	1/22 (4.5%)
Per embryo transfer	14/36 (39%)	1/28 (3.6%)

*
In some cases, patients received more than one embryo transfer in their AUGMENT cycle.

Turkey clinical experiences

        At a scientific symposium held during the European Society for Human Reproduction and Embryology (ESHRE) annual meeting, Kutluk Oktay, M.D., F.A.C.O.G., of Gen-Art IVF in Ankara, Turkey, reported clinical experiences based on observations of 11 patients, the results of which are included in the tables below.

PRIOR IVF PREGNANCY RATES FOR AUGMENT TREATMENT PATIENTS
PATIENT HISTORY
Number of patients	11
Average current age	35.2 (Range: 27 - 46)
Background/Diagnoses	Diminished reserve and/or gamete/embryo quality
Total previous IVF cycles initiated	41
Average cycles per patient	3.7 (Range: 2 - 7)
Total previous embryo transfers	40
Historical clinical pregnancy rate:
Per cycle initiated	0/41 (0%)
Per embryo transfer	0/40 (0%)
Historical live birth rate:
Per cycle initiated	0/41 (0%)
Per embryo transfer	0/40 (0%)

PATIENT EXPERIENCE WITH AUGMENT TREATMENT
Total AUGMENT cycles initiated	11
Average cycles per patient	1
Total embryo transfers	9
Clinical pregnancy rate:
Per cycle initiated	3/11 (27%)
Per embryo transfer	3/9 (33%)
Live birth rate:
Per cycle initiated	1/11 (9%)
Per embryo transfer	1/9 (11%)

        In December 2015, Reproductive Sciences published Oktay, K. et al.'s updated clinical experience with the AUGMENT treatment. In total 17 patients were evaluated for eligibility, which required at least 2 IVF failures and poor oocyte/embryo quality. Two patients were excluded due to unavailability of prior records. Of the remaining 15 patients, 12 received the AUGMENT treatment and ten underwent embryo transfer, as shown in the figure below. Of the ten embryo transfers, four resulted in pregnancies; two pregnancies were lost; one resulted in a livebirth and there was one ongoing pregnancy reported at the time of publication.

        Figure 1. Study Design.

COH= Controlled Ovarian Hyperstimulation

        Table 1. Characteristics and Cycle Outcomes of Patients Undergoing AMI Treatment.

Patients	Age, Years	D2-3 FSH, IU/mL	D2-3 E2, pg/mL	AMH, ng/mL	N of IVF Failures	Fresh/ Frozen	N of Oocyte Retrieved	N of Mature Oocyte	Fertil. Rate	N of Embryos Obtained	PGS (N of Embryos)	N of Embryos Transferred	Pregnancy Outcome
#1	35	7.4	47	1.8	5	Fresh	6	5	100%	5	NP	2	—
#2	34	15.2	100	1.4	7	Frozen-thawed	6	4	75%	3	1 normal of 3	1	Live birth
#3	27	6.1	57	2.5	6	Fresh	8	7	59%	4	NP	2	—
#4	31	7.2	39	3.5	3	Frozen-thawed	10	10	70%	7	2 normal of 7	2	—
#5	36	5.5	134	1.1	3	Frozen-thawed	8	7	43%	3	NP	2	—
#6	35	6.9	NA	NA	4	Fresh	8	6	83%	5	NP	2	—
#7	41	5.6	39	0.7	3	Frozen-thawed	6	3	100%	3	NP	1	Pregnancy loss
#8	40	9	NA	NA	7	Fresh	14	11	73%	7	NP	2	—
#9	32	6.3	NA	NA	2	Frozen-thawed	16	16	88%	14	4 normal of 8	1	Pregnancy loss
#10	36	7.2	NA	NA	2	Frozen-thawed	10	7	100%	7	1 normal of 7	1	Ongoing pregnancy

Abbreviations: AMH, anti-Mullerian hormone; E2, estradiol; FSH, follicle-stimulating hormone; IVF, in vitro fertilization; PGS, preimplantation genetic screening; NP, not performed; NA, not available.

        Figure 1 and Table 1 above are from Oktay K, Baltaci V, Sonmezer M et al. Oogonial Precursor Cell-Derived Autologous Mitochondria Injection to Improve Outcomes in Women With Multiple IVF Failures Due to Low Oocyte Quality: A Clinical Translation. Reproductive Sciences 2015. 22 (12) 1612-1617.

        See "Risk factors—Risks related to the company—The science underlying the AUGMENT treatment is based on recent scientific research. We have limited clinical experience with the AUGMENT treatment and our approach has not yet been evaluated in a controlled clinical trial or long-term studies. The clinical outcomes experienced in IVF clinics to date may not be representative of future results."

Our strategy

        We are focused on three primary objectives, or pillars, that we hope will serve as the foundation to grow our business. First, we aim to expand our operational platform and execute a targeted expansion of the AUGMENT treatment, with a narrow and deep focus on Canada and Japan as our primary commercial markets. Second, we aim to increase our patient support services by building a patient-centered operating model though local, on-the-ground teams to support patients and clinics. Third, we plan to continue to generate clinical data to further validate our portfolio of novel fertility treatments and demonstrate their clinical benefit.

        Regarding our first objective, we are currently working to expand access to the AUGMENT treatment in key IVF markets by taking a narrow and deep approach to the commercial launch. We have already made significant progress in building our ongoing commercial operations and infrastructure, particularly in Canada, where, in addition to existing partnerships, we recently entered into agreements with two new partner clinics, who we expect to begin offering the AUGMENT treatment commercially following the completion of a preceptorship training program. From our experience in that market, we expect to draw meaningful conclusions to inform our strategy in Japan and other future regions.

        In addition, we plan to enhance our patient services, in part by shifting to a patient-centered marketing approach in our targeted regions. With this type of commercial model, we plan to be more proactive in raising awareness and educating patients directly about the AUGMENT treatment. In the case of fertility treatment, we believe patients are sophisticated consumers who are informed and will pursue breakthrough treatments.

        With respect to the U.S., we are determining our FDA strategy with respect to the AUGMENT treatment.

        We believe our EggPC technology has the potential to make significant advances in the field of fertility because it is designed to address poor egg health and embryo quality due to age and other causes. We believe our EggPC technology could improve IVF by:

  •
  Increasing live birth rates and reducing the number of IVF cycles.  By improving egg health, we believe we may increase the percentage of live births and reduce the number of IVF cycles required.

  •
  Reducing the incidence of multiple births.  By generating higher quality eggs, we believe our EggPC technology may allow for the transfer of fewer embryos per IVF cycle and, as a result, lower the incidence of multiple births and the associated complications.

  •
  Lowering the overall cost of the IVF process.  If we reduce the number of IVF cycles required for a live birth and the incidence of multiple births, we believe our fertility treatment options may also lower the overall costs associated with the IVF process.

  •
  Replenishing the ovary for women who make too few or no eggs.  Our OvaPrime treatment is designed to replenish a woman's egg reserve by transferring a patient's EggPC cells from the protective ovarian lining back into the patient's own ovaries where they may mature into fertilizable eggs.

  •
  Reducing the need for hormonal hyperstimulation.  We are designing our OvaTure treatment to mature EggPC cells into fertilizable eggs in vitro, or outside the body. If successful, the OvaTure treatment could reduce, or possibly eliminate, the need for hormonal hyperstimulation for the maturation of multiple oocytes prior to egg retrieval in the IVF process.

  •
  Developing new treatments for diseases.  OvaXonSM is a joint venture with Intrexon Corporation, or Intrexon, which is focused on developing significant improvements in human and animal health using our EggPC cell technology and Intrexon's synthetic biology and high throughput platform for applications.

Risks associated with our business

        Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk factors" section of this prospectus supplement immediately following this prospectus supplement summary. These risks include, but are not limited to, the following:

  •
  We have incurred significant losses since our inception and expect to incur losses for the foreseeable future and may never achieve or maintain profitability. As of March 31, 2016, we had an accumulated deficit of $189.7 million.

  •
  We will need substantial additional funding. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our fertility treatment development programs or commercialization efforts.

  •
  We have limited patient experience with the AUGMENT treatment. We have not evaluated the AUGMENT treatment in any controlled clinical trials, nor have we evaluated the long-term safety and efficacy of this procedure in clinical trial or pre-clinical studies. No assurance can be given as to the efficacy or the safety of this approach, nor as to the long-term safety of this approach for the patient or her offspring. Caution should be applied in interpreting the clinical observations presented in this prospectus, which represent patient experiences at a small number of clinics and from a small number of patients with different diagnoses, ages and prior IVF histories. These results may not be indicative of future results we experience in our partner IVF clinics, or in future clinical studies.

  •
  The science underlying the AUGMENT treatment, the OvaPrime treatment and the OvaTure treatment is based on recent discoveries. We have only recently started treatment of human patients with the OvaPrime treatment, and the OvaTure treatment has not been used in humans. The preclinical data we have generated for the OvaPrime treatment and the OvaTure treatment is under development and may not be replicated in humans. Additionally, we may determine not to proceed with the OvaPrime treatment based on data that we receive from the non-commercial preceptorship training program that we commenced in December 2015. Accordingly, we may not be able to successfully develop or commercialize our fertility treatments.

  •
  The pilot study being conducted by the IVI Group in Spain is based on an adaptive design and allows for an interim analysis after completion and evaluation of data from 60 patients. At that point, based on the interim results, we may continue the study, adapt the study or cease enrolling new patients, which could occur as a result of positive or negative interim results.

  •
  International IVF clinics that we work with may determine not to provide or continue providing or studying the AUGMENT treatment or the OvaPrime treatment, or to delay providing such treatments, based on clinical efficacy, safety or commercial, logistic, regulatory, enrollment, inability to agree on commercial terms or other reasons.

  •
  Further preclinical testing and development, including any necessary clinical trials of the OvaPrime treatment and the OvaTure treatment and any of our other current or potential fertility treatments may not be successful. If we are unable to develop and commercialize our potential fertility treatments, or if we experience significant delays in doing so, our business will be materially harmed.

  •
  If serious adverse or inappropriate side effects or other safety issues are identified during the development or commercialization of the AUGMENT treatment, the OvaPrime treatment or the OvaTure treatment, or with any procedures with which these fertility treatments are used, we may need to abandon or limit our development or commercialization of those current or potential fertility treatments, which could have a material adverse effect on our business, results of operations or financial condition.

  •
  Our plans to continue and expand the commercialization of the AUGMENT treatment outside of the United States and introduce the OvaPrime treatment in selected regions outside of the United States depend upon the AUGMENT treatment and the OvaPrime treatment meeting the requirements of a class of products or a type of practice or treatment exempt from pre-market review and approval of applications for marketing authorizations in such regions. There can be no assurance that this will be the case in any particular jurisdiction. Determinations by regulators in the markets we target that the AUGMENT treatment and the OvaPrime treatment do not meet the requirements for a class of products exempt from pre-market review and approval could significantly delay or prevent commercialization of those products. Failure to obtain marketing approval in international regions, to the extent required, would prevent our potential fertility treatments from being marketed in such regions. Additionally, our plans to define a clinical pathway for the OvaTure treatment will depend upon the regulatory pathway applicable in regions of the world that we target.

  •
  We have limited patient experience with the AUGMENT treatment and our experience with the AUGMENT treatment to date may not be representative of what women will experience in the future. Our ability to gain market acceptance of the AUGMENT treatment will depend on the experience women have with this treatment option over time.

  •
  We have limited experience in marketing and selling our fertility treatments, and accordingly it is difficult for us to predict how quickly we will be able to grow our commercial sales, if at all. If we are unable to successfully commercialize our fertility treatments, our business and operating results will be adversely affected. If the continued and expanded commercialization of our AUGMENT treatment to new regions or the commercial launch of the OvaPrime treatment or other potential fertility treatments is delayed or does not occur for any reason, it could have a material adverse effect our business, results of operations or financial condition.

  •
  To manage our anticipated commercial expansion, we must continue to implement and improve our managerial, operational and financial systems, and continue to recruit and train additional qualified personnel. Also, our management may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing development and commercialization activities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. This may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of our operations may lead to significant costs and may divert financial resources from other projects, such as the development of our fertility treatments. If our management is unable to effectively manage our expected development and expansion, our expenses may increase more than expected, our ability to generate or increase our revenue could be reduced and we may not be able to implement our business strategy.

  •
  We currently rely and will in the future rely on selected international IVF clinics to continue to commercialize, gain experience and generate data on the AUGMENT treatment and the OvaPrime treatment. We will also rely on third parties to conduct any necessary clinical trials for other potential fertility treatments. Such third parties may not perform satisfactorily, including failing to meet volume expectations, quality standards or deadlines for the completion of such studies or trials.

  •
  If we are unable to obtain and maintain patent protection for our technology and current and potential fertility treatments, or if our licensors are unable to obtain and maintain patent protection for the technology or potential fertility treatments that we license from them, our competitors could develop and commercialize technology and potential fertility treatments similar or identical to ours, and our ability to successfully commercialize our technology and potential fertility treatments may be adversely affected.

  •
  It is unclear what approval pathway FDA will ultimately require us to follow with the AUGMENT treatment, the OvaPrime treatment or our potential fertility treatments prior to commercialization in the United States. FDA may conclude that the AUGMENT treatment and/or our potential fertility treatments constitute drugs, biologics or medical devices. If FDA makes such a determination for any of our potential fertility treatments, we would be required to conduct clinical trials under an IND (or IDE for a medical device) and seek FDA pre-market review and approval pursuant to an NDA or BLA (or PMA for a medical device). In that event, we may abandon pursuing that potential fertility treatment in the United States, or suffer significant delays and expense seeking to approve any necessary approval. In September 2013, we received an "untitled" letter from the FDA advising us to file an Investigational New Drug, or IND, application for the AUGMENT treatment. As a result, we chose to suspend enrollment in our AUGMENT study in the United States.

  •
  We are currently subject to a securities class action lawsuit, the unfavorable outcome of which may have a material adverse effect on our financial condition, results of operations and cash flows.

Our corporate information

        We were incorporated under the laws of the State of Delaware in April 2011 under the name Ovastem, Inc. and changed our name to OvaScience, Inc. in May 2011. Our principal executive offices are located at 9 4th Avenue, Waltham, Massachusetts 02451 and our telephone number is (617) 500-2802. Our website address is www.ovascience.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus.

        As used in this prospectus supplement, unless the context otherwise requires, references to "OvaScience," "we," "us," "our" and similar references refer to OvaScience, Inc. and, where appropriate, our consolidated subsidiaries. The trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

 The offering

Common stock offered	Shares
Common stock to be outstanding after this offering	Shares
Option to purchase additional shares	The underwriters have an option for a period of 30 days to purchase up to additional shares of our common stock.
Use of proceeds

We intend to use the net proceeds from this offering to fund the commercial expansion of the AUGMENT treatment in our key regions, Japan and Canada, the ongoing pre-commercial activities for the OvaPrime treatment and the OvaTure treatment, and working capital and other general corporate purposes. See "Use of proceeds" for more information.

Risk factors

Investing in our common stock involves a high degree of risk. See "Risk factors" beginning on page S-18, as well as all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Global Market symbol	OVAS

        The number of shares of our common stock to be outstanding after this offering is based on 27,307,759 actual shares of our common stock outstanding as of March 31, 2016. The number of shares of our common stock to be outstanding after this offering excludes:

  •
  5,320,925 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2016 at a weighted average exercise price of $17.94 per share;

  •
  332,500 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of March 31, 2016; and

  •
  403,407 shares of our common stock reserved for issuance as of March 31, 2016 under our 2012 Stock Incentive Plan.

        Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

  •
  no exercise of the outstanding options described above; and

  •
  no exercise by the underwriters of their option to purchase additional shares.

        Longwood Fund III L.P., or Longwood Fund, an entity affiliated with Richard Aldrich, one of our directors, and Michelle Dipp, M.D., our executive chair and chief executive officer, has indicated an interest in purchasing up to an aggregate of approximately $5 million in shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less, or no shares to Longwood Fund, and Longwood Fund could determine to purchase more, less, or no shares in this offering.

Summary consolidated financial data

        The following table summarizes our consolidated financial data. We have derived the following summary of our consolidated statement of operations data for the three months ended March 31, 2016 and the consolidated balance sheet data as of March 31, 2016 from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. We derived the consolidated statement of operations data for the years ended December 31, 2015, 2014 and 2013 from our audited consolidated financial statements. Our audited consolidated financial statements for the years ended December 31, 2015 and 2014 are incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2015. You should read this data together with our audited consolidated financial statements and related notes and the information under the captions "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our unaudited Quarterly Report on Form 10-Q for the three months ended March 31, 2016 and incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see "Where you can find more information" and "Incorporation of documents by reference" appearing elsewhere in this prospectus supplement. Our historical results are not necessarily indicative of future results.

	Three months ended March 31,	Year ended December 31,
(In thousands, except per share amounts)	2016	2015	2014	2013
	(unaudited)
Results of Operations
Revenue	$146	$277	$—	$—
Cost and expenses:
Costs of revenues	1,176	2,249	—	—
Research and development	5,955	18,433	21,784	15,802
Selling, general and administrative	14,454	51,594	26,149	13,332

Total costs and expenses	21,585	72,276	47,933	29,134

Loss from operations	(21,439)	(71,999)	(47,933)	(29,134)
Interest income (expense), net	174	436	(126)	90
Other (expense) income, net	(27)	(20)	122	—
Loss from equity method investment	(391)	(1,561)	(1,583)	—

Loss before income taxes	(21,683)	(73,144)	(49,520)	(29,044)
Income tax expense	75	75	—	—

Net loss	$(21,758)	$(73,219)	$(49,520)	$(29,044)

Net loss per share —basic and diluted	$(0.80)	$(2.70)	$(2.19)	$(1.80)

Weighted average number of common shares used in net loss per share—basic and diluted	27,301	27,085	22,647	16,160

	As of March 31, 2016
(In thousands)	Actual	As Adjusted(1)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$110,088	$
Total assets	122,060
Total liabilities	13,216
Common stock	27
Additional paid-in capital	298,499
Accumulated deficit	(189,675)
Total stockholders' equity	108,844

(1)
The as adjusted consolidated balance sheet data gives effect to the issuance and sale of shares of our common stock in this offering at the public offering price of $            per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Risk factors

        An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our common stock, please review the risk factors in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2015 as well as the additional risk factors disclosed below and the information under the heading "Risk Factors" in the accompanying prospectus. In addition, please read "About this prospectus supplement" and "Special note regarding forward-looking statements" in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations results of operations, financial condition and prospects.

Risks related to the company

The science underlying the AUGMENT treatment is based on recent scientific research. We have limited clinical experience with the AUGMENT treatment and our approach has not yet been evaluated in a controlled clinical trial or long-term studies. The clinical outcomes experienced in IVF clinics to date may not be representative of future results.

        The AUGMENT treatment is based on recent scientific research relating to egg precursor cells. We have limited patient experience with the AUGMENT treatment and our experience to date may not be representative of what patients will experience in the future or what will be demonstrated in future clinical trials. We have not evaluated the AUGMENT procedure in any controlled clinical trials, nor have we evaluated the long-term safety and efficacy of this procedure in clinical trials or pre-clinical studies. We are continuing to refine the AUGMENT treatment process and such modifications may lead to outcomes that are different from historical results.

        We first introduced the AUGMENT treatment in select partner IVF clinics outside of the United States in 2014 and thus our patient experience with this treatment is limited. Some of the physicians with whom we work at our partner IVF clinics have presented data about their own experiences with the AUGMENT treatment in their clinics. We believe this data is encouraging and gives us reason to believe that the AUGMENT treatment offers a potential new treatment option for women undergoing an IVF procedure, in particular women who have failed to become pregnant using traditional IVF techniques or who otherwise have poor prognoses due to poor egg health or embryo health due to age or other causes. In some cases this data has been presented at scientific conferences and, in some cases, has been published in a peer-review journal.

        However, it should be noted that none of these observations were made as part of a controlled clinical trial, nor were patients treated under a regulator-approved clinical trial protocol. Controlled clinical trials are often designed and conducted to evaluate the safety and efficacy of a new therapy, and are typically designed to take into account variables such as patient age, physiological condition and other factors and to compare results observed using the study therapy versus results observed using either active or placebo controls. In contrast, the AUGMENT observations presented to date represent patient experiences at a small number of clinics and from a small number of patients with different diagnoses, ages and prior IVF histories. Accordingly, caution should be applied in interpreting and relying on these prior results. For example, in some of these presentations it was observed that the AUGMENT treatment appeared to result in pregnancy rates for certain cohorts of patients that were higher than pregnancy rates achieved by these same patients in prior IVF cycles using traditional IVF techniques. In certain cohorts of patients that underwent an egg allocation study, eggs subjected to an AUGMENT procedure were more likely to result in a pregnancy versus eggs subjected to a traditional

IVF technique. However, because these observations were not made as part of a controlled clinical trial with pre-defined success criteria or with a sufficient sample size, caution should be applied in interpreting these results, and these results may not be indicative of future results we experience in our partner IVF clinics, or in future clinical studies.

        We are working with the IVI Group in Valencia, Spain to obtain prospective patient experience data and we plan to work with other partner clinics on similar studies. The IVI Group study is a controlled, double-blind, prospective and randomized egg allocation study of the AUGMENT treatment. This adaptive study, which compares standard IVF to the AUGMENT treatment, allows for an interim analysis after completion and evaluation of data from 60 patients. At that point, based on the interim results, we may continue the study, adapt the study or cease enrolling new patients.

        The patient experiences represented in the observations and presentations described above may not be indicative of future results experienced by similarly situated patients or IVF patients more broadly, or in the IVI Group study or other studies conducted as controlled clinical trials. Given our limited clinical experience with the AUGMENT treatment, no assurance can be given as to the efficacy or the safety of this approach, nor as to the long-term safety of this approach for the patient or her offspring. If future results achieved in our partner IVF clinics or in future clinical trials are unfavorable, the AUGMENT treatment may not be viable as a therapeutic option or significant additional time and expense could be required before we are able to further commercialize this fertility treatment. If we experience delays or difficulties in introducing the AUGMENT treatment into additional international IVF clinics, our ability to further commercialize the AUGMENT treatment could be delayed or prevented. If any of these occur, it would have a material adverse effect on our business, prospects and financial condition.

Risks related to this offering

We may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

        We currently intend to use the net proceeds from this offering to fund the commercial expansion of the AUGMENT treatment in our key regions, Japan and Canada, the ongoing pre-commercial activities for the OvaPrime treatment and the OvaTure treatment, and working capital, capital expenditures, general research and development and other general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, the status of and results from our partner clinics and any studies or clinical trials, as well as any strategic transactions that we may enter into with third parties for our fertility treatments and potential fertility treatments, any other strategic transactions, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our financial condition or operating results or enhance the value of our common stock. See "Use of proceeds."

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

        The public offering price of our common stock is higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options or restricted stock units, you will incur further dilution. See "Dilution" for a more detailed description of the dilution to new investors in the offering.

A significant portion of our total outstanding shares may be sold into the market at any time, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

        Upon the completion of this offering, shares of our common stock beneficially owned by certain of our executive officers and directors, and half of the shares held by one of our shareholders, will be subject to lock-up agreements with the underwriters that prohibit, subject to certain exceptions, the disposal or pledge of, or the hedging against, any of their common stock or securities convertible into or exchangeable for shares of common stock for a period of 90 days after the date of this prospectus supplement. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction, and certain shares held by affiliates are currently registered for resale. In addition, certain holders of our outstanding common stock have registration rights pursuant to which we may be required to register such shares for resale under the Securities Act of 1933. Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Special note regarding forward-looking statements

        The United States Securities and Exchange Commission, or the SEC, encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, operations, financial results and condition, prospects, plans and objectives, are forward-looking statements.

        Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as: "anticipate," "believe," "estimate," "expect," "future," "goal," "intend," "likely," "may," "plan," "potential," "seek," "should," "strategy," "will," "would" and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about our future goals, plans and treatment possibilities for the AUGMENT treatment, OvaPrime treatment and OvaTure treatment; expected payment and revenue recognition timing for commercial AUGMENT treatment patients; our plans to build infrastructure to support a non-commercial preceptorship training program and our future commercial introduction in Japan; our plans to decide whether to progress the OvaPrime program, based on data, by the end of 2016; our expectation that the AUGMENT treatment and OvaPrime treatment meet the requirements of a class of products exempt from premarket review and approval under applicable regulations in those countries where we have launched or plan to introduce the AUGMENT treatment and the OvaPrime treatment; our ability to expand our current and potential treatments into additional international markets; the possibility that international IVF clinics that we work with or plan to work with may determine not to begin or continue providing the AUGMENT treatment for commercial or other reasons; our belief that our EggPC technology has the potential to make significant advances in the field of fertility; our hope to obtain regulatory approval as necessary for our internationally launched fertility treatment and our potential fertility treatments; our ability to develop our potential fertility treatments, including the AUGMENT treatment, OvaPrime treatment and OvaTure treatment, on the timelines we expect, if at all; our ability to commercialize and expand the commercialization of our treatments, including the AUGMENT treatment and OvaPrime treatment, on the timelines we expect, if at all; the potential advantages of the AUGMENT treatment, the OvaPrime treatment, the OvaTure treatment and other potential treatments; the rate and degree of market acceptance and clinical utility of the AUGMENT treatment, the OvaPrime treatment, the OvaTure treatment and other potential treatments; our ability to establish and maintain collaborations; our dependence on third parties for development (such as Intrexon Corporation), manufacture, marketing, sales and distribution of our treatments; our ability to develop, acquire or in-license additional products or treatments; our intellectual property position; our ability to obtain, maintain and protect intellectual property utilized by our potential treatments; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our estimates and expected timelines regarding expenses, future revenues, capital requirements and needs for additional financing; and our short operating history and our ability to transition to a commercial entity. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These risks and uncertainties include, but are not limited to, those described in the "Risk factors" section of this prospectus supplement and the "Risk Factors" section in the accompanying prospectus. In addition, you should consider the information included under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequently filed Quarterly Reports on Form 10-Q, each of which is incorporated by reference in this prospectus supplement. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

        In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of the document incorporated by reference herein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

 Use of proceeds

        We estimate that the net proceeds we will receive from this offering will be approximately $             million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds from this offering will be approximately $             million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        We currently intend to use the net proceeds from this offering to fund:

  •
  the commercial expansion of the AUGMENT treatment in our key regions, Japan and Canada;

  •
  the ongoing pre-commercial activities for the OvaPrime treatment and the OvaTure treatment; and

  •
  working capital, capital expenditures, general research and development, and other general corporate purposes.

        This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts, the status of and results from our partners clinics and any studies or clinical trials, as well as any strategic transactions that we may enter into with third parties for our fertility treatments and potential fertility treatments, any other strategic transactions and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any compounds, product candidates, technology or businesses.

        Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

 Dilution

        If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering.

        Our historical net tangible book value as of March 31, 2016 was $108.8 million, or $3.99 per share of our common stock, based upon 27,307,759 shares outstanding on March 31, 2016. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2016. After reflecting the sale of            shares of our common stock offered by us at the public offering price of $            per share, less the estimated underwriting discounts and offering expenses, our pro forma net tangible book value would have been approximately $             million, or approximately $            per share of common stock based upon             shares outstanding. This represents an immediate increase in net tangible book value of $            per share to our existing shareholders and an immediate dilution in net tangible book value of $            per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share			$
Net tangible book value per share as of March 31, 2016		$3.99
Increase in net tangible book value per share attributable to new investors	$

Pro forma net tangible book value per share after this offering			$

Dilution per share to new investors			$

        If the underwriters exercise in full their option to purchase additional shares of common stock at the public offering price of $            per share, the pro forma net tangible book value after this offering would be $            per share, representing an increase in net tangible book value of $            per share to existing stockholders and immediate dilution in net tangible book value of $            per share to investors purchasing our common stock in this offering at the public offering price.

        The foregoing discussion and tables excludes:

  •
  5,320,925 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2016 at a weighted average exercise price of $17.94 per share;

  •
  332,500 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of March 31, 2016; and

  •
  403,407 shares of our common stock reserved for issuance as of March 31, 2016 under our 2012 Stock Incentive Plan.

        To the extent that any of these shares are issued upon the exercise of stock options or vesting of restricted stock units, there may be further dilution to new public investors.

 Underwriting

        Subject to the terms and conditions set forth in the underwriting agreement between us, and Leerink Partners LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Leerink Partners LLC
H.C. Wainwright & Co. LLC

Total

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Option to purchase additional shares

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to                shares of our common stock from us to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter's initial purchase commitment as indicated in the table above.

        The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

        The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and expenses

        The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $            per share of common stock. After the offering, the initial public offering price and concession may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

        The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

Total
	Per Share	Without Over-allotment	With Over-allotment
Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

        We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $            .

No sales of similar securities

        We and certain of our executive officers, directors and certain of our stockholders have agreed that, subject to certain exceptions, including that we may file any registration statement on Form S-8 relating to securities granted under any of our existing employee, director and/or consultant benefit plans, and we may issue up to 5% of our common stock outstanding after this offering in connection with the consummation of a strategic partnership, joint venture, collaboration, merger, co-promotion or distribution arrangement, or the acquisition or in-licensing of any business products or technologies, without the prior written consent of Leerink Partners LLC, we and such executive officers, and directors will not, during the period ending 90 days after the date of this prospectus supplement:

  •
  offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or securities convertible into or exercisable or exchangeable for common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

        During such 90-day restricted period, we have agreed not to file a registration statement with the SEC relating to the common stock. In addition, certain of our directors and executive officers have agreed that, without the prior written consent of Leerink Partners LLC, they will not, during the 90-day restricted period, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

Stabilization

        The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

        "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

        "Naked" short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

        A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

        The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

        A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other activities and relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 Legal matters

        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the securities offered by this prospectus supplement. Goodwin Procter LLP, Boston, Massachusetts is counsel for the underwriters in connection with this offering.

Experts

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus and the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Where you can find more information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ovascience.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and in the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation of documents by reference

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus supplement and the accompanying prospectus, until the termination of the offering of securities described in this prospectus supplement. We hereby incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016;

  •
  The portions of our Definitive Proxy Statement on Schedule 14A filed on April 18, 2016 that are deemed "filed" with the SEC under the Exchange Act;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 5, 2016;

  •
  Our Current Reports on Form 8-K filed on January 6, 2016 and March 31, 2016; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on April 25, 2013, including any amendments or reports filed for the purpose of updating that description as supplemented by the section "Description of Common Stock" found on page 8 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

OvaScience, Inc.
9 4th Avenue
Waltham, Massachusetts 02451
(617) 500-2802

        Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.ovascience.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement.

PROSPECTUS

OvaScience, Inc.

$150,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
RIGHTS
PURCHASE CONTRACTS
UNITS

        This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

        This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

        We may offer and sell these securities directly to you through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Market under the symbol "OVAS." On February 25, 2016, the last reported sale price of our common stock was $5.95 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption "Risk Factors." We may include specific risk factors in supplements to this prospectus under the caption "Risk Factors." This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2016.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process.

        Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. We may offer and sell these securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading "Where You Can Find More Information" before making an investment decision.

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

        Unless the context otherwise requires, "OvaScience," "the Company," "we," "us," "our" and similar terms refer to OvaScience, Inc. and our subsidiaries.

 PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About OvaScience, Inc.

        OvaScience is a global fertility company focused on the discovery, development, and commercialization of new fertility treatment options for women. The current standard of treatment for infertility is in vitro fertilization, or IVF. IVF, however, fails approximately 70% of the time. The discovery of Egg precursor, or EggPCSM cells countered a long-held medical belief that women are born with a set number of eggs, thereby enabling new fertility treatment options. Our patented technology is based on these newly discovered EggPC cells and represents a new fertility treatment option.

        These EggPC cells are immature egg cells found in the protective outer lining of a woman's own ovaries. These immature egg cells have the ability to grow into fresh, young, healthy eggs. Our portfolio of fertility treatment options uses our patented technology including proprietary methods to identify and isolate EggPC cells from a patient's own ovarian tissue. By applying our EggPC technology platform in unique ways, we have commercialized one fertility treatment and are developing new fertility treatment options that are designed to improve egg health and revolutionize IVF.

Additional Information

        For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2015, as described under the caption "Incorporation of Documents by Reference" on page 24 of this prospectus.

Our Corporate Information

        We were incorporated under the laws of the State of Delaware in April 2011 under the name Ovastem, Inc. and changed our name to OvaScience, Inc. in May 2011. Our principal executive offices are located at 9 Fourth Avenue, Waltham, Massachusetts 02451 and our telephone number is (617) 500-2802. Our website address is www.ovascience.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

        Our logo, trademarks and service marks are the property of OvaScience. Other trademarks or service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners.

        Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Offerings Under This Prospectus

        Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity, if applicable;

  •
  rates and times of payment of interest or dividends, if any;

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  redemption, conversion or sinking fund terms, if any;

  •
  voting or other rights, if any; and

  •
  conversion or exercise prices, if any.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

 RISK FACTORS

        Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of the risks applicable to an investment in OvaScience. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

        Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

        Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "target," "potential," "shall," "will," "would," "could," "should," "continue," and similar expressions. You also can identify them by the fact that they do not relate strictly to historical or current facts. There are a number of important risks and uncertainties that could cause our actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to, the possibility that international in vitro fertilization, or IVF, clinics that we work with may determine not to provide or continue providing the AUGMENT treatment, or to delay such treatment, based on clinical efficacy, safety or commercial, logistic, regulatory or other reasons; our expectation that the AUGMENT treatment and OvaPrime treatment are exempt from premarket review and approval applicable to drugs, biologics, medicinal products and medical devices under applicable regulations in those countries where we have introduced or plan to introduce the AUGMENT treatment or the OvaPrime treatment; our ability to obtain regulatory approval or licenses where necessary for our fertility treatments and our ability comply with applicable national standards set by regulatory authorities and/or non-governmental bodies that govern IVF procedures and medicinal treatments; the commercial ramp up of the AUGMENT treatment, successful introduction of the OvaPrime treatment through a non-commercial preceptorship training program outside of the United States; the science underlying our treatment and treatments in development (including the AUGMENT, OvaPrime and OvaTure treatments), which is unproven; our ability to obtain regulatory approval or licenses where necessary for our potential treatments; our ability to develop our potential treatments, including the OvaPrime and OvaTure treatments, on the timelines we expect, if at all; our ability to commercialize the AUGMENT treatment and our potential treatments, including the OvaPrime treatment, on the timelines we expect, if at all and our ability to adjust our operations to expand our commercial capabilities, manage our organizational changes and comply with applicable securities laws and regulations, as well as other risks described in the section titled "Risk Factors" contained in our Annual Report on Form 10-K and other filings with the SEC.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the "Risk Factors" section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled "Risk Factors" in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under "Risk Factors" contained in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

        In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

        We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and our further development and commercialization of the AUGMENT treatment, the OvaPrime treatment and the OvaTure treatment, as well as the development of other potential fertility treatments, and other general corporate purposes, including, but not limited to, working capital, intellectual property protection and enforcement, capital expenditures, repayment of existing indebtedness, investments, acquisitions and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

 PLAN OF DISTRIBUTION

General Plan of Distribution

        We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed from time to time;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for "at the market," equity line or similar transactions. The prospectus supplement relating to a series of the offered securities will name any underwriters, dealers or agents involved in the offer or sale of the securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

        Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The NASDAQ Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

        We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. On February 22, 2016, we had 27,300,198 shares of common stock outstanding and approximately 82 stockholders of record.

        The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our restated certificate of incorporation and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

        Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

        In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., with offices at 250 Royall Street, Canton, Massachusetts 02021.

NASDAQ Global Market

        Our common stock is listed for quotation on The NASDAQ Global Market under the symbol "OVAS."

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share. As of February 26, 2016, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

        Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

        If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

  •
  the title and stated value;

  •
  the number of shares offered, the liquidation preference, if any, per share and the purchase price;

  •
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

  •
  the provisions for redemption, if applicable;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

  •
  any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

        The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

        We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term "indentures" to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

        Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

  •
  the title or designation;

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  the aggregate principal amount and any limit on the amount that may be issued;

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  the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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  whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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  the maturity date and the date or dates on which principal will be payable;

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  the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place or places where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

        The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur as to us.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

        The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

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  reducing the principal amount of discount securities payable upon acceleration of maturity;

  •
  making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

        We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

  •
  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

  •
  if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants may be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

        We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

        We will provide in a prospectus supplement the following terms of the rights being issued:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the aggregate number of rights issued;

  •
  whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

  •
  the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

  •
  the method by which holders of rights will be entitled to exercise;

  •
  the conditions to the completion of the offering, if any;

  •
  the withdrawal, termination and cancellation rights, if any;

  •
  whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

  •
  whether stockholders are entitled to oversubscription rights, if any;

  •
  any applicable material U.S. federal income tax considerations; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

        Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

        The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

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  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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  whether the purchase contracts are to be prepaid;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  any applicable material U.S. federal income tax considerations; and

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  whether the purchase contracts will be issued in fully registered or global form.

        The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those set forth in any prospectus supplement or as described under "Description of Common Stock," "Description of Preferred Stock," "Description of Debt Securities," "Description of Warrants," "Description of Rights" and "Description of Purchase Contracts" will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions

  Delaware Law

        We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

  Staggered Board

        Our certificate of incorporation and by-laws divide our board of directors into three classes with staggered three year terms. In addition, our certificate of incorporation and by-laws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and by-laws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors, subject to the rights of any holders of preferred stock to elect directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

  Authorized but Unissued Shares

        The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

  Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations; Stockholder Action

        Our certificate of incorporation and by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. In addition, our certificate of incorporation and by-laws require that stockholder actions must be effected at a duly called stockholders meeting and prohibit actions by our stockholders by written consent.

  Super Majority Voting

        The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, require a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with certain of the provisions of our certificate of incorporation.

Limitation of Liability and Indemnification

  Delaware Law

        Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Amended and Restated Certificate of Incorporation

        Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

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  for any transaction from which the director derived an improper personal benefit.

        In addition, our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

        Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys' fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

  Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

        We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the

SEC's web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

        This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        We also maintain a website at www.ovascience.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 26, 2016;

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  our Current Report on Form 8-K filed on January 6, 2016;

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  the portions of our Definitve Proxy Statement on Schedule 14A filed on April 20, 2015 that are deemed "filed" with the SEC under the Exchange Act;

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  the description of our common stock contained in our Registration Statement on Form 8-A filed on April 25, 2013, including any amendment or report filed for the purpose of updating such description; and

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  all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

        The SEC file number for each of the documents listed above that were filed after April 25, 2013 and the Registration Statement on Form 8-A filed on April 25, 2013 listed above is 001-35890.

        In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, OvaScience, Inc., 9 Fourth Avenue, Waltham, Massachusetts 02451, (617) 500-2802.

        You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                Shares

OvaScience, Inc.

Common Stock

Prospectus Supplement

May    , 2016

Leerink Partners LLC

H.C. Wainwright & Co.